UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2023

F45 Training Holdings Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-40590 (Commission File Number)	84-2529722 (I.R.S. Employer Identification No.)

3601 South Congress Avenue, Building E Austin, Texas 78704 (Address of Principal Executive Offices) (737) 787-1955 (Registrant's telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR § 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR § 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR § 210.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR § 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00005 per share	FXLV	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or
revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 22, 2023, the Board of Directors (the “Board”) of F45 Trading Holdings Inc. (the “Company”) elected Anthony Pasqua to the Board, effective immediately. Mr. Pasqua will serve as a Class II Director until the Company’s 2023 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

Mr. Pasqua will not receive compensation for service as a non-employee director of the Company.

Mr. Pasqua is a partner, Chief Financial Officer and Chief Operating Officer of Kennedy Lewis Investment Management LLC (“KLIM”), which is the investment manager to significant stockholders of the Company and a party to the Company’s Third Amended and Restated Stockholders’ Agreement. The Company is party to several agreements with KLIM or affiliates of KLIM as previously disclosed. In addition, as disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 15, 2023, the Company entered into a credit agreement with certain subsidiaries of the Company as guarantors, Alter Domus (US) LLC, as administrative agent and Australian security trustee, and the lenders party thereto. The lender group consists of existing stockholders of the Company, including affiliates of KLIM. Additionally, as previously disclosed, the Company is party to a Master Franchise Agreement (the “MFA”), with Club Sports Group, LLC (“Club Sports”), an affiliate of KLIM.

In light of KLIM’s relationship with the Company and Mr. Pasqua’s role with KLIM, the Board has determined that Mr. Pasqua is not independent under SEC standards and the standards of the New York Stock Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2023	F45 Training Holdings Inc.

	By:	/s/ Patrick Grosso
Patrick Grosso
Chief Legal Officer